Exhibit 99.1

Health Catalyst Reports First Quarter 2021 Results

SALT LAKE CITY, UT, May 6, 2021 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter ended March 31, 2021.

“In the first quarter of 2021, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA,” said Dan Burton, CEO of Health Catalyst. “I am also happy to report that in the most recent team member engagement and satisfaction survey, independently administered by the Gallup organization, team member satisfaction scores at Health Catalyst measured in the 96th percentile. This latest engagement level continues a pattern that has been in place for many years, of industry-leading engagement, consistently ranked between the 95th and 99th percentile in overall team member satisfaction scores. This latest result is of particular significance given that it comes during a period where we were required to adapt to global pandemic necessitating a remote-only work environment, as well as having welcomed nearly two hundred new teammates who came to us primarily through multiple recent acquisitions.”

Financial Highlights for the Three Months Ended March 31, 2021

Key Financial Metrics

	Three Months Ended March 31,		Year over Year Change
	2021	2020
GAAP Financial Data:	(in thousands, except percentages, unaudited)
Technology revenue	$33,839	$24,699	37%
Professional services revenue	$22,007	$20,417	8%
Total revenue	$55,846	$45,116	24%
Loss from operations	$(24,317)	$(18,105)	(34)%
Net loss	$(28,370)	$(17,490)	(62)%
Other Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$23,388	$16,969	38%
Adjusted Technology Gross Margin	69%	69%
Adjusted Professional Services Gross Profit	$6,929	$5,071	37%
Adjusted Professional Services Gross Margin	31%	25%
Total Adjusted Gross Profit	$30,317	$22,040	38%
Total Adjusted Gross Margin	54%	49%
Adjusted EBITDA	$(837)	$(5,971)	86%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the second quarter of 2021, we expect:
•Total revenue between $55.1 million and $58.1 million, and
•Adjusted EBITDA between $(4.8) million and $(2.8) million
For the full year of 2021, we expect:
•Total revenue between $228.1 million and $231.1 million, and
•Adjusted EBITDA between $(15.0) million and $(13.0) million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Chair of the Board Transition

On April 29, 2021, our board of directors (the board) accepted Dr. Tim Ferris's resignation from the board and all board committees, effective May 1, 2021. Dr. Ferris's resignation is not the result of any disagreement with Health Catalyst, but rather as a result of his new role as the National Director of Transformation for England's National Health Service (NHS). NHS required Dr. Ferris to resign from our board in connection with his NHS appointment.
“Dr. Ferris provided a unique perspective that will continue to impact our company for years to come. We are grateful for the opportunity to have benefited from his wisdom and experience, and we congratulate him on his new role as National Director of Transformation at NHS,” said Dan Burton, CEO.
Health Catalyst is thrilled to announce that John A. (Jack) Kane has accepted the invitation to serve as chair of the board effective May 1, 2021. Mr. Kane has been a director of the Company and has been the chair of the audit committee of the board since February 2016. Mr. Kane has more than 30 years’ experience in healthcare technology, including as a director and chairperson of the audit committee of Merchants Bancshares, Inc. (MBVT) from 2005 until 2014 and athenahealth, Inc. from 2007 until February 2019. He previously occupied the position of CFO, Treasurer & Senior VP-Administration at IDX Systems Corp.
“Jack has served on our board for many years. His valuable guidance and feedback often challenges us to think deeply about our solutions. I am grateful for Jack’s dedication to our mission and his depth of financial leadership experience in healthcare and technology, which make him uniquely qualified to serve as our chair,” said Burton.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Thursday, May 6, 2021, at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-877-295-1104 for U.S. participants, or 1-470-495-9486 for international participants, and referencing participant code 9183315. A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its customers leverage the cloud-based data platform—powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Health Catalyst intends to use its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q2 and fiscal year 2021. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on or about February 25, 2021 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 expected to be filed with the SEC on or about May 7, 2021. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of March 31,	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$132,627	$91,954
Short-term investments	133,807	178,917
Accounts receivable, net	45,905	48,296
Prepaid expenses and other assets	12,404	10,632
Total current assets	324,743	329,799
Property and equipment, net	18,653	12,863
Intangible assets, net	91,840	98,921
Operating lease right-of-use assets	24,093	24,729
Goodwill	107,822	107,822
Other assets	4,068	3,606
Total assets	$571,219	$577,740
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,626	$5,332
Accrued liabilities	12,946	16,510
Acquisition-related consideration payable	—	2,000
Deferred revenue	51,634	47,145
Operating lease liabilities	2,454	2,622
Contingent consideration liabilities	15,902	14,427
Convertible senior notes, net	171,864	—
Total current liabilities	259,426	88,036
Convertible senior notes, net of current portion	—	168,994
Deferred revenue, net of current portion	1,135	1,878
Operating lease liabilities, net of current portion	23,083	23,669
Contingent consideration liabilities, net of current portion	16,509	16837
Other liabilities	2,230	2227
Total liabilities	302,383	301,641
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 44,340,036 and 43,376,848 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	44	43
Additional paid-in capital	1,022,781	1,001,645
Accumulated deficit	(754,020)	(725,650)
Accumulated other comprehensive income	31	61
Total stockholders' equity	268,836	276,099
Total liabilities and stockholders’ equity	$571,219	$577,740

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue:
Technology	$33,839	$24,699
Professional services	22,007	20,417
Total revenue	55,846	45,116
Cost of revenue, excluding depreciation and amortization:
Technology(1)	10,825	7,906
Professional services(1)	16,513	16,162
Total cost of revenue, excluding depreciation and amortization	27,338	24,068
Operating expenses:
Sales and marketing(1)	15,651	13,487
Research and development(1)	14,345	13,088
General and administrative(1)(2)(3)	15,015	9,701
Depreciation and amortization	7,814	2,877
Total operating expenses	52,825	39,153
Loss from operations	(24,317)	(18,105)
Interest and other expense, net	(3,952)	(621)
Loss before income taxes	(28,269)	(18,726)
Income tax provision (benefit)	101	(1,236)
Net loss	$(28,370)	$(17,490)
Net loss per share, basic and diluted	$(0.65)	$(0.47)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	43,870	37,109

Adjusted net loss(4)	$(2,753)	$(6,083)
Adjusted net loss per share, basic and diluted(4)	$(0.06)	$(0.16)
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2021	2020
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$374	$176
Professional services	1,435	816
Sales and marketing	4,818	3,182
Research and development	2,257	1,882
General and administrative	4,626	2,685
Total	$13,510	$8,741

(2)    Includes acquisition transaction costs as follows:

	Three Months Ended March 31,
	2021	2020
Acquisition transaction costs:	(in thousands)
General and administrative	$—	$875

(3)     Includes the change in fair value of contingent consideration liabilities, as follows:

	Three Months Ended March 31,
	2021	2020
Change in fair value of contingent consideration liabilities:	(in thousands)
General and administrative	$2,156	$(359)

(4)    Includes non-GAAP adjustments to net loss. Refer to the "Non-GAAP Financial Measures—Adjusted Net Loss Per Share" section below for further details.

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
Cash flows from operating activities	2021	2020
Net loss	$(28,370)	$(17,490)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,814	2,877
Amortization of debt discount and issuance costs	2,870	285
Non-cash operating lease expense	965	741
Investment discount and premium amortization	417	(6)
Provision for expected credit losses	300	51
Stock-based compensation expense	13,510	8,741
Deferred tax (benefit) provision	2	(1,280)
Change in fair value of contingent consideration liabilities	2,156	(359)
Other	(34)	(4)
Change in operating assets and liabilities:
Accounts receivable, net	2,090	(7,335)
Deferred costs	—	444
Prepaid expenses and other assets	(2,173)	(2,244)
Accounts payable, accrued liabilities, and other liabilities	(5,352)	(4,283)
Deferred revenue	3,745	3,936
Operating lease liabilities	(1,083)	(843)
Net cash used in operating activities	(3,143)	(16,769)

Cash flows from investing activities
Purchase of short-term investments	(8,621)	—
Proceeds from the sale and maturity of short-term investments	53,240	66,653
Acquisition of businesses, net of cash acquired	—	(15,249)
Purchase of property and equipment	(5,882)	(428)
Capitalization of internal use software	(887)	(78)
Purchase of intangible assets	(480)	(758)
Proceeds from sale of property and equipment	6	6
Net cash provided by investing activities	37,376	50,146

Cash flows from financing activities
Proceeds from exercise of stock options	6,488	9,046
Proceeds from employee stock purchase plan	1,349	1,289
Payments of acquisition-related consideration	(1,391)	(748)
Net cash provided by financing activities	6,446	9,587
Effect of exchange rate on cash and cash equivalents	(6)	(31)
Net increase in cash and cash equivalents	40,673	42,933

Cash and cash equivalents at beginning of period	91,954	18,032
Cash and cash equivalents at end of period	$132,627	$60,965

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$33,839	$22,007	$55,846
Cost of revenue, excluding depreciation and amortization	(10,825)	(16,513)	(27,338)
Gross profit, excluding depreciation and amortization	23,014	5,494	28,508
Add:
Stock-based compensation	374	1,435	1,809
Adjusted Gross Profit	$23,388	$6,929	$30,317
Gross margin, excluding depreciation and amortization	68%	25%	51%
Adjusted Gross Margin	69%	31%	54%

	Three Months Ended March 31, 2020
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$24,699	$20,417	$45,116
Cost of revenue, excluding depreciation and amortization	(7,906)	(16,162)	(24,068)
Gross profit, excluding depreciation and amortization	16,793	4,255	21,048
Add:
Stock-based compensation	176	816	992
Adjusted Gross Profit	$16,969	$5,071	$22,040
Gross margin, excluding depreciation and amortization	68%	21%	47%
Adjusted Gross Margin	69%	25%	49%

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax (benefit) provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition transaction costs, and (vi) change in fair value of contingent consideration liabilities when they are incurred. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net loss	$(28,370)	$(17,490)
Add:
Interest and other expense, net	3,952	621
Income tax (benefit) provision	101	(1,236)
Depreciation and amortization	7,814	2,877
Stock-based compensation	13,510	8,741
Acquisition transaction costs	—	875
Change in fair value of contingent consideration liabilities	2,156	(359)
Adjusted EBITDA	$(837)	$(5,971)

Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss attributable to common stockholders adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition transaction costs, (iv) change in fair value of contingent consideration liabilities, and (v) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended March 31,
	2021	2020
Numerator:	(in thousands, except share and per share amounts)
Net loss attributable to common stockholders	$(28,370)	$(17,490)
Add:
Stock-based compensation	13,510	8,741
Amortization of acquired intangibles	7,081	2,150
Acquisition transaction costs	—	875
Change in fair value of contingent consideration liabilities	2,156	(359)
Non-cash interest expense related to convertible senior notes	2,870	—
Adjusted Net Loss	$(2,753)	$(6,083)
Denominator:
Weighted-average number of shares used in calculating net loss, basic and diluted	43,870,288	37,108,998
Adjusted net loss per share, basic and diluted	$(0.06)	$(0.16)

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Amanda Hundt
Vice President, Corporate Communications
amanda.hundt@healthcatalyst.com
+1 (575) 491-0974